EXHIBIT 99.2

FINAL TRANSCRIPT

Conference Call Transcript

STFC - Q1 2010 State Auto Financial Earnings Conference Call

Event Date/Time: Apr 29, 2010 / 02:00PM GMT

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FINAL TRANSCRIPT

Apr 29, 2010 / 02:00PM GMT, STFC - Q1 2010 State Auto Financial Earnings Conference Call

CORPORATE PARTICIPANTS

Steve English

State Auto Financial - CFO

Bob Restrepo

State Auto Financial - Chairman, President, CEO

CONFERENCE CALL PARTICIPANTS

Mike Phillips

Stifel Nicolaus - Analyst

Matt Rohrmann

KBW - Analyst

Caroline Steers

Macquarie - Analyst

PRESENTATION

Operator

Initially you will be in a listen-only mode. Today’s call is being recorded. If you have any objections you should disconnect at this time. (Operator instructions.) At this point I would like to turn the call over to Mr. Steve English, State Auto’s Chief Financial Officer. Mr. English, you may proceed.

Steve English - State Auto Financial - CFO

Thank you, Erin. Good morning everyone and welcome to our first quarter 2010 earnings conference call. Today I’m joined by several members of STFC senior management team, our Chairman, President, and CEO, Bob Restrepo; Chief Operating Officer, Mark Blackburn; Chief Investment Officer, Jim Duemey; Chief Actuarial Officer, Matt Mrozek; and our Chief Accounting Officer and Treasurer, Cindy Powell. Today’s call will include prepared remarks by our CEO, Bob Restrepo, and me, after which we will open the lines for questions.

Please note our comments today may include forward-looking statements, which by their nature involve a number of risk factors and uncertainties, which may affect future financial performance. Such risk factors may cause actual results to differ materially from those contained in our projections or forward-looking statements. These types of factors are discussed at the end of our press release as well as in our annual and quarterly filings with the Securities and Exchange Commission to which I refer you. A financial packet containing reconciliations of certain non-GAAP measures along with supplemental financial information was distributed to registered participants prior to this call and made available to all interested parties on our website, www.stateauto.com under the investor section as an attachment to the press release.

Now I will turn the call over to STFC’s Chairman, President, and CEO, Bob Restrepo.

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Thank you, Steve, and good morning everyone. We had a solid first quarter, and we’re pleased to report an underwriting profit, an increase in our book value to $21.65 a share, and further improvements to our trailing 12-month return on equity results. We continue to work towards a double-digit ROE, and our result of 4.6% demonstrates the progress we’re making.

For the quarter we produced net income from operations of $0.27 a share despite $0.11 a share for charges resulting from the recently passed Federal Healthcare Reform Legislation which eliminated the tax benefit related to Medicare Part D subsidies. Our GAAP combined ratio for the quarter was 99.7%. Overall we’re pleased with the improvements we see in our personal automobile business and the solid results we produced in business insurance.

FINAL TRANSCRIPT

Apr 29, 2010 / 02:00PM GMT, STFC - Q1 2010 State Auto Financial Earnings Conference Call

Our 2010 first quarter results were also helped by a return to historical levels of catastrophe losses for the first quarter. We normally experience a three to four percentage point impact from catastrophes in the first quarter. 2008 and 2009 were outliers with exceptionally high catastrophe loss ratio results. Our first quarter this year result of 3.3% is consistent with normal and expected trends.

We still must improve on underwriting and performance in homeowners. Although catastrophe and large loss experience was normal relative to previous years’ trends, our non-catastrophe weather-related experience produced an unsatisfactory ex-catastrophe loss ratio result. We expect this is a bit of an anomaly and remain confident that we have the right plans in place to attain profitability in this line.

This morning I’ll discuss our operating results in a bit more detail, and Steve English will then comment on investment performance and the balance sheet.

Our overall underwriting profitability is highly dependent on our personal automobile business. Improved loss experience, benign pure premium loss cost trends and increased prices all contributed to better loss ratio performance. Frequency is up a bit but pure premium trends remain in the low single-digit area.

In the first quarter we achieved a 4.3% price increase, which accounted for a third of our written premium growth in the personal auto line. Success in the homeowners line is driven by spread of risks and price adequacy, and we’re making progress on both fronts. Over a third of our homeowners growth is coming from four states where we had no presence three years ago. Almost 60% of our overall premium growth is coming from price increases, which were up over 9% and will continue to increase throughout 2010.

Taking together these two drivers account for approximately 90% of our total homeowners growth and are good leading indicators of improved loss ratio performance on both the non-catastrophe and catastrophe front.

Homeowners large loss activity is down significantly from last year but remains slightly elevated relative to historic trends. The economy must be a factor. We have new underwriting tools and processes in place to identify perspective foreclosures and to take the appropriate underwriting actions.

The most significant impact on our first quarter homeowners profitability was non-catastrophe weather events, specifically our non-catastrophe weather loss ratio was 10 to 15 percentage points higher than normal trends. The states of Maryland, Ohio, Pennsylvania, and West Virginia were significant contributors resulting from bad winter weather and heavy snow. All in all the weather somewhat masks the underlying improvements we’ve made to our homeowners business.

We expect low double-digit price increases by the end of this year. Retention is holding up extremely well despite these price increases, which indicates that our competitors are also acting particularly in the Midwest and the Southeast.

We are also making progress with our Insurance to Value program, and we now have mandatory wind and hail deductibles in 13 states and will implement these deductibles in another four states over the next 12 months. Our new bi-peril-rated homeowner product, which we call Homeowners Custom Fit, has performed well in the pilot state of Missouri. This year we’ll roll out this new product in ten additional states.

As a reminder, Homeowners Custom Fit increases our pricing precision by better assessing the loss potential of the homeowner through predictive modeling techniques and the property itself by assessing the loss potential for multiple perils including fire, wind, hail, and water damage separately and pricing for each appropriately. This approach helps remove subsidies, provide for better spread of risk, and helps us achieve an adequate price. We expect all these actions to reduce our ex-catastrophe loss ratio to under 50% and over time reduce the aggregate impact of catastrophes on our underwriting profitability.

In business insurance, loss ratios improved on both the catastrophe and non-catastrophe basis. Catastrophe experience was four percentage points lower. And on a non-catastrophe basis, we saw lower large loss activity in the commercial automobile and fire lines. Last year’s first quarter results were plagued by several unusually large fires.

Commercial multi-peril, liability, and worker’s compensation loss ratio results were elevated somewhat due to an increase in large loss activity. Our experience in these lines is typically volatile quarter to quarter. Given the relatively low premium volumes, we have no reason for concern in these lines.

FINAL TRANSCRIPT

Apr 29, 2010 / 02:00PM GMT, STFC - Q1 2010 State Auto Financial Earnings Conference Call

After two quarters of modest price increases, we did see a modest reduction of less than one-half a percent this quarter for pricing. At the same time pure premium trends were down in the mid single digit range driven by significantly lower frequency offset somewhat by higher severity.

We continue to view this year as a difficult one for commercial lines. We won’t see the economic recovery on a premium basis until well after it actually happens. In addition our agents throughout the country report a continuing lack of confidence among their clients regarding the economy. Those that have survived the economic downturn are conserving cash, making few investments in the future, and aren’t expecting much if any increase in hiring.

This clearly has also had an impact on pricing. We saw an increase in competition this quarter particularly in the middle market. We don’t expect to see much relief on either the economic or pricing front until the end of the year at the earliest.

Reduction in our business insurance lines is off a bit on a policy count basis and down 6.2% in the aggregate resulting primarily from lower premium basis. These results are offset somewhat by the addition of our new alternative risk transfer business. Risk Evaluation and Design, or RED, is a managing general underwriting organization, which is an affiliate of State Auto Mutual. 80% of the underwriting results of this business will be included in the results of STFC.

The first program is a group of restaurants. Most of the business is casualty oriented and is included in our commercial multi-peril results. Beginning with second quarter results, we’ll also be including a second new program which is also casualty oriented and will increase our commercial automobile production by approximately $30 million this year on a net written premium basis.

Throughout the rest of this year we’ll continue to evaluate our specialty business and determine what, if any, is ready to be included in our pooled results next year. As is our standard practice, we don’t plan to make any changes to the pool until the beginning of a new calendar year. As a reminder, our specialty insurance portfolio includes admitted specialty lines, non-admitted specialty lines, and a monoline worker’s compensation business.

Our expense ratio results are essentially flat relative to the first quarter of last year. We continue to make excellent progress with our field and claim reorganization and our other initiatives. We’re confident that we’ll begin to see the financial benefits of this later this year. At this point they’re masked somewhat for a variety of reasons.

First, we continue to incur implementation cost related to severance, relocation, terminated leases, and enabling technology initiatives. In addition the deferred acquisition cost accounting rules delay the realization of some benefits that we’ve already achieved, in our case, particularly with commission reductions and better management of underwriting report expenses.

And lastly, the net staffing reductions that we expect from our underwriting, sales, and claims initiatives won’t be fully realized until the end of this year or early next year. So far though we’re very much on track and we expect to see bottom line benefits in both our expense ratio and loss ratio beginning as we finish this year.

And with that, I’ll turn you over to Steve English.

Steve English - State Auto Financial - CFO

Thank you, Bob. For the first quarter of 2010, our reported book value per share is $21.65, up 1.5% from December 31, 2009 and 12.7% from March 31, 2009. Our high quality and conservative investment portfolio continues to provide income while protecting our capital. During the quarter, investment valuations improved as the equity markets were up and interest rates were relatively unchanged with tightened spreads.

Compared to a year ago, investment income in the quarter increased $2.2 million primarily as a result of improved TIPS performance. The duration of the fixed income portfolio is 4.8, down slightly from December’s duration of five. Net realized gains on investments totaled $3.2 million compared to a year ago when we reported net realized losses on investments of $11.3 million. Significantly lower levels of other than temporary losses and current period gains on securities sold and called were the primary drivers of the improved results.

The statutory capital of STFC’s insurance subsidiaries now stands at $787 million, down from $797 million at December 31, 2009. This decline includes a $40 million extraordinary dividend to State Auto National, our non-standard auto company that has been declared and recorded. Having just recently received regulatory approval for the dividend, we intend to redeploy a substantial portion of these funds into another STFC insurance subsidiary while retaining a portion of the funds to finance holding company interest and dividend payments.

FINAL TRANSCRIPT

Apr 29, 2010 / 02:00PM GMT, STFC - Q1 2010 State Auto Financial Earnings Conference Call

Our overall effective tax rate for the quarter was 37.3%. In this quarter’s provision we recorded $4.5 million of deferred tax expense relating to the impact of the Patient Protection and Affordable Care Act of 2010 due to its treatment of the Medicare Part D subsidy. The remaining provision is based upon an estimate of our annual effective rate.

And with that, we would like to open the line for any questions that you may have.

QUESTION AND ANSWER

Operator

(Operator instructions). Our first question comes from Mike Phillips, Stifel Nicolaus. Your line is open.

Mike Phillips - Stifel Nicolaus - Analyst

Thanks. Good morning everybody. Bob, first of all, can you just give a little more detail on the new program going into RED next quarter, the commercial auto you talked about?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Surely. The second program is transportation related, trucking. 70% of it is short and medium term. It’s mostly small to medium sized businesses. Very little of it is owner operated. It’s been a program that’s been in place for some time, and we’re very comfortable with the quality of the business and the quality of the results.

And it’s kind of typical of this kind of business that we’re looking for of the short-term. The term we use, we like programs or opportunities like that that offer us a lot of little. We’re not looking to make big bets on large organizations. We like to stick to our traditional profile of small to medium sized businesses, and we want to better balance our overall risk portfolio by having more commercial business and more casualty-oriented business. And this second program is very consistent with our strategy in the alternative risk transfer business.

Mike Phillips - Stifel Nicolaus - Analyst

Okay. Great. So it sounds like it’s a lot like the restaurant one where it’s a lot of high retentions on the actual insurance itself. Is that true?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

High retention?

Mike Phillips - Stifel Nicolaus - Analyst

Yes.

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Yes. In this case they all vary. In this case there is some retention. It’s very similar to the restaurant program. Yes. The structure of the different programs can vary. In this case, as was the case with the restaurant program, it’s a reinsurance arrangement. There may be other programs down the pipe where we’re dealing with organizations that are grouped together as [CATA’s] or risk retention groups. In this case, there is some risk retention on the part of the members. Our arrangement is to reinsure.

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Mike Phillips - Stifel Nicolaus - Analyst

Okay. I guess where we’re going is two quick accounting numbers in question. The earlier restaurant one, and then —. By line of business, was that thrown into your CMP line?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Yes.

Mike Phillips - Stifel Nicolaus - Analyst

Was it correct this quarter?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

The restaurant program is in our CMP line. The second program you’ll see in our commercial automobile line.

Mike Phillips - Stifel Nicolaus - Analyst

Okay. And then the non-standard auto drop. Was that just because of [line] change?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Yes. Essentially.

Mike Phillips - Stifel Nicolaus - Analyst

Okay. I mean most of the drop I guess. And then I guess, Bob, can you update us on your thoughts of — you know, you talked a lot about your goals for improving combined ratio over the next couple years? Can you talk about how you still see that happening? I think your goal was the end of 2011 for about a three to four point improvement. Just kind of update us on that?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Still very comfortable with the fact that we’re still working towards the three to four percentage point improvement in our existing business, our core business. It doesn’t include what we’re doing with specialty. It doesn’t include what we’re doing with alternative risk space.

And roughly speaking we expect to see about 60% of the improvement embedded in our loss ratio, both allocated and unallocated loss adjustment expenses and roughly speaking about a point and a half on our underwriting expense ratio.

Mike Phillips - Stifel Nicolaus - Analyst

Thanks. Just a reminder, that’s an improvement relative to what year or what kind of base?

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Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Relative to the baseline that we had at the beginning of 2009.

Mike Phillips - Stifel Nicolaus - Analyst

Okay. Good. Thank you very much.

Operator

Our next question comes from Matt Rohrmann, KBW. Your line is open.

Matt Rohrmann - KBW - Analyst

Bob and Steve, good morning.

Steve English - State Auto Financial - CFO

Good morning, Matt.

Matt Rohrmann - KBW - Analyst

I just wondered, Bob, could you just quickly talk about — give some more color on the loss trends you’re seeing on the business insurance side?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Matt, could you repeat that? It was just a little fuzzy.

Matt Rohrmann - KBW - Analyst

Oh, sorry. I was just trying to see if you could give me a little more color on the loss trends that you had touched on earlier on the business insurance side?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Yes. Happy to. I think it’s very much related to the economic downturn. I mean we’re just seeing, particularly in the casualty lines, a lot of policy holders who are parking cars in their garage, taking them off the policy. They’re not driving as much. There’s not as much business activity from an employment standpoint which affects frequency and worker’s compensation and just overall sales are down and just overall business activity.

Things may be picking up, and I’m hearing and reading that in retail space people are starting to spend dollars. So maybe we’ll start seeing a pick up of things like slip and falls, but we just haven’t seen it.

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Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Severity has been increasing. The cost of repairing buildings and cars and people continues to increase. But in the aggregate I just think the economic climate is such that lower business activity has translated into lower frequency. It’s not going to stay like that forever, but that’s in the track we’ve seen the last 12 months.

Matt Rohrmann - KBW - Analyst

Okay. Great. Thanks. And then, Steve, just two numbers. Were there any share or reserve moves in the quarter?

Steve English - State Auto Financial - CFO

In terms of share repurchase you mean?

Matt Rohrmann - KBW - Analyst

Yes. That’s correct.

Steve English - State Auto Financial - CFO

Yes. That program is now expired so there is no authorization. And in terms of reserve shifts, no. We still are holding the same level of reserves as we measure it in terms of the confidence level, and I would tell you that even though we typically annually disclose development that — the development is along the consistent lines of what we saw in the prior year.

Matt Rohrmann - KBW - Analyst

Okay. Thanks very much guys. Appreciate it.

Steve English - State Auto Financial - CFO

Thanks, Matt.

Operator

Our next question comes from Caroline Steers with Macquarie. Your line is open.

Caroline Steers - Macquarie - Analyst

Hi. Yes. This is the first question. What was the rate increase in homeowners that you had mentioned?

Steve English - State Auto Financial - CFO

The price increases — and this, Caroline, isn’t what we’ve filed for, this is what we’ve actually booked as part of our written premiums, for homeowners it was over 9%.

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Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Caroline Steers - Macquarie - Analyst

Yes. Okay. And then just on advertising spend, how much do you usually spend on advertising? Do you expect that to sort of change at all this year versus last in personal auto?

Steve English - State Auto Financial - CFO

Our advertising spend is not material. In fact it’s not even material from a budgeting standpoint. It doesn’t register. And one of the things we will be looking at with our board over the next 12 months or so is how do we position ourselves from a branding and advertising position going forward. But we don’t expect any significant change to our currently exceedingly low advertising spend over the next year and a half.

Caroline Steers - Macquarie - Analyst

Okay. And then just finally on commercial lines, if you could just comment sort of on the difference between new and renewal business right now in terms of pricing that’d be great. Thanks.

Steve English - State Auto Financial - CFO

Between RED and renewal? It’s not substantially different which is one of the reasons our new business flow is fairly anemic right now. Some is the economy and some of it’s the fact that we won’t go as low as some of our competitors will be and attracting new business for a whole bunch of reasons, but it’s clearly had an impact on our new business flow which is down fairly significantly, particularly when you compare it to what we’ve been able to accomplish on the personal lines. So it’s roughly comparable, renewals as well as new business.

Caroline Steers - Macquarie - Analyst

Okay. Thanks.

Operator

Our next question comes from Matt Rohrmann from KBW. Your line is open.

Matt Rohrmann - KBW - Analyst

Hi guys. Sorry, just one follow up. Bob, I just want to get your thoughts on if you’ve been seeing anything new in the M&A market and if, as you guys expand through your RED programs into the art segment or maybe other specialty lines down the road, do those type of companies become more attractive to you?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

First of all, there’s still some activity out there. There are companies that are “exploring their strategic options,” looking for perspective buyers and partners. But right now I think we’re seeing more exploring than actual activity.

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Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

We’re frankly pretty cautious right now. Our focus is really exploiting and leveraging the investment that we made last year in the Rockhill Insurance Group, which is really three very different types of opportunities; the specialty business, the worker’s compensation business, and the alternative risk transfer business.

So our focus is primarily on that. M&A opportunities that we see most attractive to us would complement our growing presence in that state. And so we are open to managing general agency and managing general underwriter opportunities, which are more distribution investments where we can also assume some risk. They’re less risky, they’re less expensive.

So we’ve kind of shifted our focus more to that end then what we have been doing over the past couple of years, which is looking to acquire or affiliate with insurance companies. Still open to that, but our focus is more on how we can build out the distribution to support what we’re doing in the specialty insurance space.

Matt Rohrmann - KBW - Analyst

Okay. Got you. Thanks very much guys.

Operator

And I am showing no more questions in queue.

Steve English - State Auto Financial - CFO

Okay. Well thank you, Erin. We want to thank all of you for participating in our conference call and for your continued interest in and support of State Auto Financial Corporation. We look forward to speaking with you again on our second quarter call, which is currently scheduled for July 29, 2010.

Thank you and have a good day.

Operator

This does conclude today’s conference call. We thank you for your participation. You may disconnect at this time.

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

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